Cullen/Frost Bankers, Inc.
                                  Form 10-Q
                                Exhibit Index
Exhibit                   Description
-------                   -----------
11                        Statement re: Computation of Earnings per Share

27                        Statement re: Financial Data Schedule (EDGAR Version)







Exhibit 11


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

                                 Cullen/Frost Bankers, Inc.
                          Computation of Earnings Per Common Share
                           Primary and Fully Diluted (Unaudited)
                          (in thousands, except per share amounts)



                                            Nine Months Ended      Three Months Ended
                                               September 30           September 30
                                           -------------------     -------------------
                                            1997        1996        1997        1996
                                          -------     -------     -------     -------
Primary Earnings per Share
--------------------------
Net income applicable to common stock      $46,840     $40,578     $16,146     $13,985
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,414      22,435      22,261      22,451
Addition from assumed exercise of
 stock options                                 651         436         717         467
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         23,065      22,871      22,978      22,918
                                           =======     =======     =======     =======
Primary earnings per common share          $  2.03     $  1.77     $   .70     $   .61



                                            Nine Months Ended       Three Months Ended
                                               September 30            September 30
                                           -------------------     -------------------
Fully Diluted Earnings per Share             1997        1996        1997        1996
--------------------------------           -------     -------     -------     -------
Net income applicable to common stock      $46,840     $40,578     $16,146     $13,985
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,414      22,435      22,261      22,451
Addition from assumed exercise of
 stock options                                 762         520         750         506
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         23,176      22,955      23,011      22,957
                                           =======     =======     =======     =======
Fully diluted earnings per common share    $  2.02     $  1.77     $   .70     $   .61


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